Exhibit 4.10

BOSTON PROPERTIES, INC.

Company

BOSTON PROPERTIES LIMITED PARTNERSHIP

Guarantor

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

Form of Indenture

Dated as of [                ]

Subordinated Debt Securities

(i)

(ii)

(iii)

(iv)

BOSTON PROPERTIES, INC.

Reconciliation and tie between the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”) and the Indenture, dated as of [                    ].

Trust Indenture Act Section	Indenture Section
§310(a)(1)	6.07
(a)(2)	Not applicable
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	Not applicable
(b)	6.04, 6.08
§311	1.01(2), 6.04
§312	7.01
(a)	Not applicable
(b)	7.01
(c)	Not applicable
§313	1.01(“Outstanding”), 7.02
(c)	6.01, 7.03
§314	Not applicable
(a)	Not applicable
(b)	Not applicable
(c)(1)	Not applicable
(c)(2)	Not applicable
(c)(3)	Not applicable
(d)	Not applicable
(e)	Not applicable
§315(a)	3.03, 6.02
(b)	3.03, 6.02
(c)	3.03, 6.02
(d)	3.03, 6.02
(e)	6.08
§316(a)	Not applicable
(a)(1)(A)	Not applicable
(a)(1)(B)	Not applicable
(a)(2)	Not applicable
(b)	Not applicable
(c)	1.04
§317(a)(1)	Not applicable
(a)(2)	Not applicable
(b)	Not applicable
§318(a)	Not applicable

(v)

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to TIA Section 318(c), which provides that the provisions of TIA Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained therein.

(vi)

INDENTURE, dated as of [                    ] among BOSTON PROPERTIES, INC., a real estate investment trust organized under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at The Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, BOSTON PROPERTIES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (hereinafter called the “Guarantor”), having its principal office at The Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02119, and The Bank of New York Trust Company, N.A., a national banking association, as Trustee hereunder (hereinafter called the “Trustee”), having a Corporate Trust Office at 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02216.

RECITALS OF THE COMPANY AND THE GUARANTOR

The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the “Securities”) evidencing its unsecured and senior indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more Series as provided in this Indenture.

The Guarantor, through the Company, has duly authorized the execution and delivery of this Indenture to provide for the possible guarantee from time to time of the Company’s Securities (herein called the “Guarantee”).

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid and legally binding agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of Series thereof, as follows:

ARTICLE ONE—DEFINITIONS AND OTHER PROVISIONS OF GENERAL

APPLICATION

SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transactions” and “self liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture and

(5) the words “herein,” “hereof “and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.11 hereof to act on behalf of the Trustee to authenticate Securities of one or more Series.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” has the meaning specified in Section 5.01.

“Bearer Security” means any Security established pursuant to Section 2.01 which is payable to the bearer.

“Board of Directors” when used with reference to the Company, means the board of directors of Boston Properties, or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of Boston Properties, to whom the board or committee shall have duly delegated its authority.

“Board Resolution” means a copy of (1) a resolution certified by the Secretary or an Assistant Secretary of Boston Properties to have been duly adopted by the Board of Directors or a duly authorized committee of the Board of Directors and to be in full force and effect on the date of such certification or (2) a certificate signed by the director or directors or officer or officers to whom the Board of Directors of Boston Properties shall have duly delegated its authority, together with a resolution certified by the Secretary or an Assistant Secretary of Boston Properties to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification authorizing such delegation, and, in each case, delivered to the Trustee.

“Boston Properties” means Boston Properties, Inc., a Delaware corporation and the general partner of the Guarantor, until a successor Person shall have become the general partner of the Guarantor, and thereafter “Boston Properties” shall mean such successor general partner.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities issued pursuant to Section 3.01, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Clearstream” means Clearstream Banking Luxembourg, société anonyme, or its successor.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Depository” has the meaning specified on Section 3.04.

“Common Stock” means, with respect to any Person, all shares of capital stock issued by such Person other than Preferred Stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Recourse Indebtedness” has the meaning specified in Section 5.01(5).

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, the President or a Vice President, of Boston Properties, and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of Boston Properties and delivered to the Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit (or composite currency) for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02216.

“corporation” includes corporations, limited liability companies, partnerships, associations, companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“covenant defeasance” has the meaning specified in Section 14.03.

“Custodian” has the meaning specified in Section 5.01.

“Debt Instrument” has the meaning specified in Section 5.01(5).

“Defaulted Interest” has the meaning specified in Section 3.07.

“defeasance” has the meaning specified in Section 14.02.

“Dollar” and the sign “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means the Depository Trust Company and any successor to DTC in its capacity as depository for any Securities.

“Euroclear” Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Exchange Act is amended after such date, “Exchange Act” means to the extent required by any such amendment, the Exchange Act as so amended.

“Exchange Date” has the meaning specified in Section 3.04.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

“Global Security” means a Security evidencing all or a part of a Series of Securities issued to and registered in the name of the depository for such Series, or its nominee, in accordance with Section 3.05, and bearing the legend prescribed in Section 2.03.

“Government Obligations” means (i) securities which are (A) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular Series are payable, for the payment of which its full faith and credit is pledged or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such Series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (ii) a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the unconditional guarantee of the payment of principal of, or any premium or interest on, the Guaranteed Securities by the Guarantor, as more fully set forth in Article Sixteen.

“Guaranteed Securities” means a Series of Securities made subject to a Guarantee (as set forth in Article Sixteen) pursuant to Section 3.01.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor’s Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Boston Properties, Inc. to have been duly adopted by the Board of Directors as general partner of the Guarantor, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Guarantor’s Officers’ Certificate” means a certificate of any two Officers or by any Officer and an Assistant Treasurer or an Assistant Secretary of Boston Properties, Inc. or any Person designated by an Officer in writing as authorized to execute and deliver such certificate, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.08 shall be the principal executive, financial or accounting officer of Boston Properties.

“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of the Guarantor by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of Boston Properties, as general partner of the Guarantor, and delivered to the Trustee.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular Series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more Series of Securities for which such Person is Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular Series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other Series of Securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Make-Whole Amount,” when used with respect to any Security, means the amount, if any, in addition to principal (and accrued interest thereon, if any) which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Section 3.01, to be paid by the Company to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.

“mandatory sinking fund payment” has the meaning specified in Section 12.01.

“Maturity,” when used with respect to any Security, means the date on which the principal (or, if the context so requires, in the case of an Original Issue Discount Security, or lesser amount or, in the case of an Indexed Security, an amount determined in accordance with the specified terms of that Security) of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“NASD” has the meaning specified in Section 13.03.

“Notice of Default” has the meaning specified in Section 5.01.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the President or any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of Boston Properties, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor, as the case may be, or who may be an employee of or other counsel for the Company or the Guarantor, as the case may be.

“Option to Elect Repayment” has the meaning specified in Section 13.03.

“optional sinking fund payment” has the meaning specified in Section 12.01.

“Original Issue Discount Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or Guarantor shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company and Guarantor.

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 3.01 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) Securities owned by the Company or Guarantor or any other obligor upon the Securities or any Affiliate of the Company or Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities owned as provided in clause (iv) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or Guarantor or any other obligor upon the Securities or any Affiliate of the Company or Guarantor or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium or Make-Whole Amount, if any) or interest on any Securities or coupons on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization.

“Place of Payment,” when used with respect to the Securities of or within any Series, means the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Preferred Stock” means, with respect to any Person, all capital stock issued by such Person that is entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person’s assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

“Recourse” means, with reference to any indebtedness for money borrowed, the portion of such indebtedness, if any, that is not Without Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be “indirectly” liable for indebtedness of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor’s indebtedness (e.g., by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person being a general partner of such obligor).

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price specified in the related Officers’ Certificate or supplemental indenture contemplated by and pursuant to Section 3.01, at which it is to be redeemed pursuant to this Indenture.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any Series means the date specified for that purpose as contemplated by Section 3.01, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), Assistant Vice President, Trust Officer or Assistant Trust Officer working in its Corporate Trust Department, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and working in its Corporate Trust Department, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security” and “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Debt” means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding) on all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Securities, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (iii) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP or leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party, including amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities.

“Senior Officer” means, with respect to the Company, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, or the Controller/Chief Accounting Officer of the Company.

“Series” of Securities means all securities denoted as part of the same Series authorized by or pursuant to a particular Board Resolution.

“Significant Subsidiary” has the meaning specified in Section 5.01.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any Series means a date fixed by the Company pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, a corporation, partnership, association, joint venture, trust, limited liability company or other business entity, which is required to be consolidated with the Company in accordance with GAAP.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean only the Trustee with respect to Securities of that Series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

“Without Recourse” means, with reference to any indebtedness for money borrowed, any portion of such indebtedness for which the obligor thereunder is not liable or obligated other than as to such obligor’s interest in an asset specifically identified or designated with respect to such indebtedness, subject to such limited exceptions to the non-recourse nature of such indebtedness, such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such indebtedness.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company or Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate or Guarantor’s Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 10.08) shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor, as the case may be, may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information as to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding

Securities of all Series or one or more Series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a Series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such Series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such Series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such Series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and to the Guarantor. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and the Guarantor and any agent of the Trustee or the Company or the Guarantor, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c) The ownership of Registered Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the appropriate depository’s records shall be dispositive for purposes of this Indenture.

(d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company and the Guarantor may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

(e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05. Notices, etc., to Trustee, Company and Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02216; or

(2) the Company or Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company or Guarantor, as the case may be, Attention: Chief Financial Officer and General Counsel, or

(3) either the Trustee or the Company or the Guarantor, by the other party or by any Holder, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number (617) 351-2401; and if to the Company or to the Guarantor at facsimile number (617) 421-1556.

SECTION 1.06. Notice to Holders: Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company, the Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07. Counterparts; Effect of Headings and Table of Contents. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08. Successors and Assigns. All covenants and agreements in this Indenture by the Company or the Guarantor, as the case may be, shall bind its successors and assigns, whether so expressed or not.

SECTION 1.09. Severability Clause. In case any provision in this Indenture or in any Security or coupon shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10. Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, if any, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder, the holders of Senior Debt and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11. Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 1.12. Non-Business Day. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security or the last date on which a Holder has the right to exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any Series which specifically states that such provision shall apply in lieu hereof), payment of interest, if any, or principal (and premium or Make-Whole Amount, if any) or exchange of such Security need not be made at such Place of Payment on such date, but (except as otherwise provided in the supplemental indenture with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, or on such last day for exchange, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

SECTION 1.13. Limited Liability; Immunity of Partners, Stockholders, Directors, Officers and Agents of the Company and the Guarantor. Notwithstanding any other provision of this Indenture or of the Securities of any Series to the contrary, no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for the payment of any sums due on account of any indebtedness evidenced thereby, including without limitation principal, premium or interest, if any, or for any claim based on this Indenture or any Security or otherwise in respect of this Indenture or any Security, shall be had, whether by levy or execution or otherwise, against any past, present or future partner of the Company or the Guarantor, whether limited or general, or any successor of any such partner or any such partner’s or successor’s assets or against any stockholder, principal or member of such partner or successor, or any employee, officer, director or agent of any of the foregoing, as such, or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute, constitutional provision or by the enforcement of any assessment or penalty, or by any legal or equitable proceeding or otherwise, nor shall any such parties be personally liable for any such amounts, obligations or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies hereunder or under any other document with respect to the Securities against such parties with respect to such amounts, obligations or claims shall be against the Company, or in the case of a Guarantee thereof, the Guarantor, as the case may be, and that all such liability of and recourse against such parties is expressly waived and released by the acceptance of the Securities and, if applicable, the Guarantees, by the Holders and as part of the consideration for the issue of the Securities.

SECTION 1.14. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

ARTICLE TWO—SECURITIES FORMS

SECTION 2.01. Forms of Securities. The Registered Securities, if any, of each Series and the Bearer Securities, if any, of each Series and related coupons shall be substantially in the form of Exhibit A hereto or in such other form as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, automated quotation system or clearing agency, or to conform to usage.

Unless otherwise specified as contemplated by Section 3.01, Bearer Securities shall have interest coupons attached.

The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. Subject to Section 6.11, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

[ ],
as Trustee

Dated:	By:
Authorized Signatory

SECTION 2.03. Securities Issuable in Global Form. If Securities of or within a Series are issuable in the form of one or more Global Securities, then, notwithstanding clause (8) of Section 3.01 and the provisions of Section 3.02, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such Series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such Series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders thereof, of Outstanding Securities represented thereby shall be made (or caused to be made) by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium or Make-Whole Amount, if any, and interest, if any, on any Global Security in permanent global form shall be made to the registered Holder thereof.

Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form, or (ii) in the case of a permanent Global Security in bearer form, Euroclear or Clearstream.

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee.”

SECTION 2.04. Form of Guarantee. If the Securities of any Series are entitled to the benefits of Article Sixteen of this Indenture, there shall be endorsed on such Security a guarantee in substantially the form of Exhibit B, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

ARTICLE THREE—THE SECURITIES

SECTION 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series, each of which shall be authorized pursuant to Board Resolutions of the Company. There shall be established in one or more Board Resolutions and, if applicable, a Guarantor’s Board Resolution (with respect to Guaranteed Securities) or pursuant to authority granted by one or more Board Resolutions and, if applicable, one or more Guarantor’s Board Resolution (with respect to Guaranteed Securities) and, subject to Section 3.03, set forth in an Officers’ Certificate or Guarantor’s Officers’ Certificate, as the case may be, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

(1) the title of the Securities of the Series, including “CUSIP” numbers (which shall distinguish the Securities of such Series from all other Series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05) and the minimum authorized denominations with respect to the Securities of such Series;

(3) the price (expressed as a percentage of the principal amount thereof) at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, pursuant to Section 5.02;

(4) the date or dates, or the method for determining such date or dates, on which the principal of such Securities will be payable;

(5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Securities will bear interest, if any;

(6) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Persons to whom such interest, if any, shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the Make-Whole Amount, if any, or method for determining the Make-Whole Amount, if any, payable with respect to such Securities, and the terms upon which such amount, if any, will be payable;

(8) the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities will be payable, where such Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Securities and this Indenture may be served;

(9) the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

(10) the obligation, if any, of the Company to redeem, repay or purchase such Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

(11) if other than Dollars, the currency or currencies in which such Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 1.01, and the terms and conditions relating thereto;

(12) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13) whether the principal of (and premium or Make-Whole Amount, if any) or interest, if any, on the Securities of the Series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(14) provisions, if any, granting special rights to the Holders of Securities of the Series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(16) whether and under what circumstances the Company will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in lieu of making such payment;

(17) whether Securities of the Series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the Series may be exchanged for Registered Securities of the Series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the Series are to be issuable initially in temporary global form and whether any Securities of the Series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may, or shall be required to, exchange such interests for Securities of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may, or shall be required to, occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the Series are to be issuable as a Global Security, the identity of the depository for such Series;

(18) the date as of which any Bearer Securities of the Series and any temporary Global Security representing outstanding Securities of the Series shall be dated if other than the date of original issuance of the first Security of the Series to be issued;

(19) the Person to whom interest, if any, on any Registered Security of the Series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, if any, the manner in which, or the Person to whom, any interest on any Bearer Security of the Series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, interest, if any, payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided herein; provided, however, in each case, that the manner of determining such Person or making such payment shall be acceptable to the Trustee (as not imposing on it any undue administrative burden or risk of liability);

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen hereof to the Securities of the Series;

(21) if the Securities of such Series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(22) designation of the Trustee, if different from the Trustee under the Indenture, with respect to such Series and the terms applicable to such Trustee (which shall be accepted by such Trustee by its execution and delivery of a supplemental indenture as provided therein);

(23) any modification of the subordination provisions set forth in Article Seventeen which applies to the Securities of the Series;

(24) if the Securities of the Series are to be Guaranteed Securities, and if so, whether the Guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of the Guarantor;

(25) whether the Securities may be converted into, or exchanged for, Capital Stock of the Company or other securities; and

(26) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one Series and the coupons appertaining to any Bearer Securities of such Series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series.

If any of the terms of the Securities of any Series are established by action taken pursuant to one or more Board Resolutions or, if applicable, a Guarantor’s Board Resolution, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company on behalf of the Company or the Company on behalf of the Guarantor, as the case may be, and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of Guarantor’s Officers’ Certificate setting forth the terms of the Securities of such Series.

SECTION 3.02. Denominations. The Securities of each Series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. With respect to Securities of any Series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any Series, the Securities of such Series, other than Global Securities (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof or the equivalent amounts thereof in the case of Securities denominated in the Foreign Currency or currency unit.

SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by the Chairman of the Board, the President or one of the Vice Presidents of Boston Properties, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries and if such Securities are Guaranteed Securities, on behalf of the Guarantor by Boston Properties, as general partner of the Guarantor, by the Chairman of the Board, the President or one of the Vice Presidents of Boston Properties, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company or Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series, together with any coupon appertaining thereto, executed by the Company and, if applicable, having endorsed thereon the Guarantees executed by the Guarantor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (accompanied by a copy of the Board Resolution and the Officers’ Certificate or supplemental indenture contemplated by Section 3.01), and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any Series of Securities pursuant to Section 3.01, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or Clearstream, as the case may be, in the form set forth in Exhibit C-1 to this Indenture or such other certificate as may be specified by the Company with respect to any Series of Securities pursuant to Section 3.01, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent Global Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent Global Security. Except as permitted by Section 3.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

If all the Securities of any Series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such Series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such Series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(i) an Opinion of Counsel stating that

(a) the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(b) the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

(c) such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles;

(d) such Guarantees, when the Securities upon which they shall have been endorsed shall have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of Guarantor enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles; and

(ii) an Officers’ Certificate and, if applicable, a Guarantor’s Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities (or to enter into the related supplemental indenture, if applicable) if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all the Securities of any Series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate or Guarantor’s Officers’ Certificate otherwise required pursuant to Section 3.01 or a Company Order, or an Opinion of Counsel or an Officers’ Certificate or a Guarantor’s Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such Series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such Series.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

No Security or Guarantee endorsed thereon or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee (subject to Section 6.11) by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04. Temporary Securities.

(a) Pending the preparation of definitive Securities of any Series, the Company and the Guarantor, if such Securities are Guaranteed Securities, may execute, and upon Company Order or Guarantor Order, as the case may be, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and, if applicable, having endorsed thereon the Guarantees duly executed by the Guarantor substantially of the tenor of the definitive Guarantees and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities and, if applicable, the Guarantees. In the case of Securities of any Series, such temporary Securities may be in global form.

Except in the case of temporary Global Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution or supplemental indenture pursuant to Section 3.01), if temporary Securities of any Series are issued, the Company will cause definitive Securities of that Series to be prepared without unreasonable delay. After the preparation of definitive Securities of such Series, the temporary Securities of such Series shall be exchangeable for definitive Securities of such Series upon surrender of the temporary Securities of such Series at the office or agency of the Company in a Place of Payment for that Series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any Series (accompanied by any non-matured coupons appertaining thereto), the Company and the Guarantor, if such Securities are Guaranteed Securities, shall execute (in accordance with a Company Order and, if applicable, the Guarantor Order delivered at or prior to the authentication of the first definitive security to such Series) and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same Series of authorized denominations and, if applicable, having endorsed thereon the Guarantees duly executed by the Guarantor substantially of the tenor of the definitive Guarantees; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03. Until so exchanged, the temporary Securities of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such Series.

(b) Unless otherwise provided in or pursuant to a Board Resolution or supplemental indenture pursuant to Section 3.01, the following provisions of this Section 3.04(b) shall govern the exchange of temporary Securities other than through the facilities of DTC. If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository upon and pursuant to written direction of the Company (the “Common Depository”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the “Exchange Date”), the Company and the Guarantor, if such Securities are Guaranteed Securities, shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company and the Guarantor, if such Securities are Guaranteed Securities. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depository to the Trustee, as the Company’s and the Guarantor’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same Series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof (as directed by or pursuant to information provided by the Common Depository); provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depository, such temporary Global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit C-2 to this Indenture or in such other form as may be established pursuant to Section 3.01; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 3.03.

Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a Series in a temporary Global Security shall be exchanged for definitive Securities of the same Series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit C-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such Series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only to an address located outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same Series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest, if any, payable on a temporary Global Security on an Interest Payment Date for Securities of such Series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit C-2 to this Indenture (or in such other forms as may be established pursuant to Section 3.01), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit C-1 to this Indenture (or in such other forms as may be established pursuant to Section 3.01). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 3.04(b) and of the third paragraph of Section 3.03 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same Series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest, if any, owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

With respect to Exhibit C-1 or C-2 to this Indenture, the Company may, in its discretion and if required or desirable under applicable law, substitute one or more other forms of such exhibits for such exhibits, eliminate the requirement that any or all certificate be provided, or change the time that any certificate may be required, provided that such substitute form or forms or notice of elimination or change of such certification requirement have theretofore been delivered to the Trustee with a Company Request and such form or forms, elimination or change is reasonably acceptable to the Trustee.

SECTION 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each Series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine, and be provided a copy of, the Security Register at all reasonable times.

Subject to the provisions of this Section 3.05, upon surrender for registration of transfer of any Registered Security of any Series at any office or agency of the Company in a Place of Payment for that Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same Series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

Subject to the provisions of this Section 3.05, at the option of the Holder, Registered Securities of any Series may be exchanged for other Registered Securities of the same Series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any such Registered Securities are so surrendered for exchange, the Company and Guarantor, if such Securities are Guaranteed Securities, shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any Series of Securities as contemplated by Section 3.01, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) permitted by the applicable Board Resolution and (subject to Section 3.03) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any Series may be exchanged for Registered Securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company (or to the Trustee for the Security in case of matured coupons in default) in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest, if any, represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any Series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same Series and like tenor after the close of business at such office or agency on (i) any

Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest, if any, or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent Global Security shall be exchangeable only as provided in this paragraph. If the depository for any permanent Global Security is DTC, then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the applicable Global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such Global Security or Securities. If (w) a successor depository for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (x) the Company delivers to the Trustee for Securities of such Series in registered form a Company Order stating that the Securities of such Series shall be exchangeable, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable Series of Securities represented by such Global Security or Securities advise DTC to cease acting as depository for such Global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any Series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities, then the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities of like Series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such Series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other depository as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest, if any, or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest, if any, in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, if such Securities are Guaranteed Securities, respectively, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.07 or 13.05 not involving any transfer.

The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 11.03 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that Series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Furthermore, notwithstanding any other provision of this Section 3.05, the Company will not be required to exchange any Securities if, as a result of the exchange, the Company would suffer adverse consequences under any United States law or regulation.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company or the Guarantor, if such Securities are Guaranteed Securities, together with, in proper cases, such security or indemnity as may be required by the Company, the Guarantor or the Trustee to save each of them or any agent of either of them harmless, the Company and Guarantor, if such Securities are Guaranteed Securities, shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company, the Guarantor, if applicable, and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company and the Guarantor, if such Securities are Guaranteed Securities, shall execute and upon request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same Series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding and, if applicable, having a Guarantee endorsed thereon, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon if the applicant for such payment shall furnish to the Company, the Guarantor, if applicable, and the Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company, the Guarantor, if applicable, and Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that payment of principal of (and premium or Make-Whole Amount, if any), and interest, if any, on, Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company and the Guarantor, if such Securities are Guaranteed Securities, respectively, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 3.07. Payment of Interest; Interest Rights Preserved. Except as otherwise specified with respect to a Series of Securities in accordance with the provisions of Section 3.01, interest, if any, on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, if any, at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, if any, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

Unless otherwise provided as contemplated by Section 3.01 with respect to the Securities of any Series, payment of interest, if any, may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise provided as contemplated by Section 3.01, every permanent Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or Clearstream, as the case may be, with respect to that portion of such permanent Global Security held for its account by Cede & Co. or the Common Depository, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

In case a Bearer Security of any Series is surrendered in exchange for a Registered Security of such Series after the close of business (at an office or agency in a Place of Payment for such Series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Except as otherwise specified with respect to a Series of Securities in accordance with the provisions of Section 3.01, interest, if any, on any Registered Security of any Series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such Series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such Series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any Series is surrendered at the office or agency in a Place of Payment for such Series in exchange for a Registered Security of such Series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2) The Company may make payment of any Defaulted Interest on the Registered Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium or Make-Whole Amount, if any), and (subject to Sections 3.05 and 3.07) interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a depository shall have any rights under this Indenture with respect to such Global Security and such depository (which is the Holder of such security) shall be treated by the Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantor, the Trustee, or any agent of the Company, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such Global Security or impair, as between such depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such Global Security.

SECTION 3.09. Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose, upon direction by the Company or the Guarantor, shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company or the Guarantor has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company or the Guarantor shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary practices (subject to the record retention requirements of the Exchange Act).

SECTION 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 with respect to Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 3.11. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE FOUR—SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any Series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such Series herein expressly provided for), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture as to such Series when

(1) either

(A) all Securities of such Series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and coupons of such Series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.06, and (iv) Securities and coupons of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such Series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium or Make-Whole Amount, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor, if applicable, to the Trustee and any predecessor Trustee under Section 6.06, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Make-Whole Amount, if any), and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. Money deposited pursuant to this section not in violation of this Indenture shall not be subject to claims of the holders of Senior Debt under Article Seventeen.

ARTICLE FIVE—REMEDIES

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein with respect to any particular Series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned by the provisions of Article Seventeen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of interest, if any, on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of that Series when it becomes due and payable at its Maturity; or

(3) default in the deposit of any sinking fund payment, to the extent applicable to such Series of Securities, when and as due by the terms of any Security of that Series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor (if any Guaranteed Securities are Outstanding) in this Indenture with respect to any Security of that Series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of Series of Securities other than that Series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default under any bond, debenture, note, mortgage, indenture (including this Indenture) or other instrument (each, a “Debt Instrument”), in each case under which there may be issued or by which there may be secured or evidenced any Recourse indebtedness for money borrowed of the Company, having an aggregate principal amount outstanding of at least $50,000,000 (each, a “Company Recourse Obligation”), whether such Recourse indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to pay any portion of the principal of such Recourse indebtedness when due and payable at its stated maturity after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such Recourse indebtedness becoming or being declared due and payable prior to its stated maturity, without, in the case of Clause (A), such Recourse indebtedness having been discharged or without, in the case of Clause (B), such Recourse indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that Series a written notice specifying such default and requiring the Company to cause such Recourse indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 6.01 and 6.02, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such Recourse indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary under any applicable Federal or

State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(7) the commencement by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary, or the filing by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary or of any substantial part of its property, or the making by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of action by the Company or the Guarantor (if any Guaranteed Securities are outstanding) or any Significant Subsidiary in furtherance of any such action; or

(8) any other Event of Default provided with respect to Securities of that Series.

As used in this Section 5.01, the term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law and the term “Significant Subsidiary” means any subsidiary of the Company (whether or not a Subsidiary of the Company) which is an obligor or guarantor of any Debt Instrument which is also a Company Recourse Obligation having an aggregate principal amount outstanding of at least $50,000,000.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any Series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that Series may declare the principal amount (or, if Securities of that Series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities of that Series to be due and payable immediately, by a notice in writing to the Company or the Guarantor (if any Guaranteed Securities are outstanding) (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that Series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

(1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series):

(A) all overdue installments of interest on all Outstanding Securities of that Series and any related coupons,

(B) the principal of (and premium or Make-Whole Amount, if any, on) any Outstanding Securities of that Series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates borne by or provided for in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that Series, other than the nonpayment of the principal of (or premium or Make-Whole Amount, if any) or interest, if any, on Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security of any Series and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of any Series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such Series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, if any, with interest upon any overdue principal (and premium or Make-Whole Amount, if any) and, to the extent that payment of such interest, if any, shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such Series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such Series, wherever situated.

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor (if any Guaranteed Securities are outstanding) or any other obligor upon the Securities or the property of the Company or the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or Make-Whole Amount, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such Series, of principal (and premium or Make-Whole Amount, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such Series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium or Make-Whole Amount, if any) or interest, if any, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.06;

SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium or Make-Whole Amount, if any) and interest, if any, respectively; and

THIRD: To the payment of the remainder, if any, to the Company.

SECTION 5.07. Limitation on Suits. No Holder of any Security of any Series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium or Make-Whole Amount, if any, and Interest, if any. Notwithstanding any other provision in this Indenture, but subject to Article Seventeen of this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium or Make-Whole Amount, if any) and (subject to Sections 3.05 and 3.07) interest, if any, on such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Guarantor, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

SECTION 5.12. Control by Holders of Securities. The Holders of not less than a majority in principal amount of the Outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such Series not joining therein.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series and any related coupons waive any past default hereunder with respect to such Series and its consequences, except a default

(1) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest, if any, on any Security of such Series or any related coupons, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected; or

(3) in respect of a covenant or provision hereof for the benefit or protection of the Trustee, without its express written consent.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.14. Waiver of Usury, Stay or Extension Laws. Each of the Company and the Guarantor, in respect of Guaranteed Securities covenants (to the extent that it may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor, in respect of the Guaranteed Securities (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium or Make-Whole Amount, if any) or interest, if any, on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX—THE TRUSTEE

SECTION 6.01. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any Series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest, if any, on any Security of such Series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such Series; and provided further that in the case of any default or breach of the character specified in Section 5.01(4) with respect to the Securities and coupons of such Series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such Series.

SECTION 6.02. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company or Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or Guarantor Request or Guarantor Order, as the case may be, (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution or Guarantor’s Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or, if such matter pertains to the Guarantor, a Guarantor’s Officers’ Certificate;

(4) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any Series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any Series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor (if any Guaranteed Securities are outstanding) relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney at the expense of the Company and the Guarantor (if any Guaranteed Securities are outstanding) and shall incur no liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) any permissive right or power available to the Trustee under this Indenture or any supplement hereto shall not be construed to be a mandatory duty or obligation;

(10) the Trustee shall not be charged with knowledge of any matter (including any default, other than as described in Section 5.01(1), (2) or (3)) unless and except to the extent actually known to a Responsible Officer of the Trustee or to the extent written notice thereof is received by the Trustee at the Corporate Trust Office;

(11) the Trustee shall have no liability for any inaccuracy in the books and records of, or for any actions or omissions of, DTC, Euroclear or Clearstream or any depository acting on behalf of any of them; and

(12) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 6.03. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company or the Guarantor, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.04. May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 6.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantor, as the case may be.

SECTION 6.06. Compensation and Reimbursement. The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, and disbursements incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense or disbursement as shall be determined to have been caused by its own negligence, willful misconduct or bad faith; and

(3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6) or Section 5.01(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium or Make-Whole Amount, if any) or interest, if any, on particular Securities or any coupons.

The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

SECTION 6.07. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have at all times a combined capital and surplus of at least $50,000,000. If the Trustee publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

SECTION 6.08. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

(b) The Trustee may resign at any time with respect to the Securities of one or more Series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time with respect to the Securities of any Series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least 6 months, or

(2) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least 6 months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more Series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular Series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such Series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such Series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such Series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series in the manner provided for notices to the Holders of Securities in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

SECTION 6.09. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.06.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.09, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 6.11. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more Series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such Series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any Series of Securities may at any time resign by giving written notice of resignation to the Trustee for such Series and to the Company. The Trustee for any Series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such Series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the Series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section, subject to Section 6.06.

If an appointment with respect to one or more Series is made pursuant to this Section, the Securities of such Series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Securities of the Series designated therein referred to in the within- mentioned Indenture.

[ ]
as Trustee

Dated:	By:
as Authenticating Agent

Dated:	By:
Authorized Officer

SECTION 6.12. Certain Duties and Responsibilities of the Trustee.

(a) With respect to the Securities of any Series, except during the continuance of an Event of Default with respect to the Securities of such Series:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(b) In case an Event of Default with respect to the Securities of any Series has occurred and is continuing, the Trustee shall, with respect to Securities of such Series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.12.

(e) The Trustee shall not be liable for interest on any money or assets held by it except to the extent the Trustee may agree in writing with the Company or the Guarantor. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

ARTICLE SEVEN—HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

SECTION 7.01. Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantor (with respect to Securities of each Series that are Guaranteed Securities) nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 7.02. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every twelve months commencing on [                    ]. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company or the Guarantor. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 7.03. Reports by Company and Guarantor. The Company and, if Guaranteed Securities are Outstanding, the Guarantor will:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, if the Company or the Guarantor are not required to file information, documents or reports pursuant to either of such Sections, then each will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(4) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates) and including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Guarantor’s Officers’ Certificates).

SECTION 7.04. Company to Furnish Trustee Names and Addresses of Holders. The Company and the Guarantor (with respect to Securities of each Series that are Guaranteed Securities) will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than 15 days after the Regular Record Date for interest for each Series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such Series as of such Regular Record Date, or if there is no Regular Record Date for interest for such Series of Securities, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such Series, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE EIGHT—CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 8.01. Consolidations and Mergers of Company and Guarantor and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary, if applicable, as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other partnership or corporation, provided that in the event that Guaranteed Securities are Outstanding, (1) either the Guarantor shall be the continuing partnership or corporation, or the successor partnership or corporation shall be a partnership or corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such successor partnership or corporation shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance of every covenant in this Indenture on the part of the Guarantor, satisfactory to the Trustee, executed and delivered to the Trustee by such partnership or corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Guarantor, if applicable, as a result thereof as having been incurred by the Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

SECTION 8.02. Rights and Duties of Successor Corporation and Partnership. In case of any such consolidation, merger, sale, lease or conveyance of the Company and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In the event Guaranteed Securities are Outstanding, any such consolidation, merger, sale, lease or conveyance of the Guarantor and upon any such assumption by the successor partnership or corporation, such successor partnership or corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as the party of the first part, and the predecessor partnership or corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Guarantees. Such successor partnership or corporation thereupon Guarantee in its own name, any or all of the Securities issuable hereunder. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 8.03. Officers’ Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 8.01 is also subject to the condition that the Trustee receive an Officers’ Certificate or Guarantor’s Officers’ Certificate, as applicable, and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE NINE—SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, the Guarantor, when authorized by or pursuant to a Guarantor’s Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, contained herein and in the Securities; or

(2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any Series of Securities (and if such covenants are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any Series of Securities (and if such Events of Default are to be for the benefit of less than all Series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such Series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those Series of Securities to which such additional Events of Default apply to waive such default; or

(4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or premium or Make-Whole Amount, if any, or interest, if any, on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any Series or any related coupons in any material respect; or

(5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any Series, the Guarantees thereof and any related coupons as permitted or contemplated by Sections 2.01 and 3.01; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(9) to add Guarantees to the Securities of any Series to which the Guarantees shall not have already been attached; or

(10) to add to, change or eliminate any of the provisions of this Indenture to such extent as shall be necessary to comply with the rules or regulations of any securities exchange or automated quotation system on which any Securities may be listed or traded; or

(11) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall not adversely affect the interests of the Holders of Securities of any Series or any related coupons in any material respect; or

(12) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Series of Securities pursuant to Sections 4.01, 14.02 and 14.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such Series and any related coupons or any other Series of Securities in any material respect.

SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor (if any Securities are Guaranteed Securities) and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, the Guarantor, when authorized by or pursuant to a Guarantor’s Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of principal of or interest, if any, on, any Security; or reduce the principal amount thereof or the rate or amount of interest, if any, thereon, or any premium or Make-Whole Amount payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or Make-Whole Amount or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such Series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.04 for quorum or voting, or

(3) modify or affect in any manner adverse to the interests of the Holders of any Securities the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements, with respect to the Guaranteed Securities, or

(4) modify any of the provisions of this Section, Section 5.13 or Section 10.09, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02 and Section 10.09, or the deletion of this proviso, in accordance with the requirements of Sections 6.09(b) and 9.01(8).

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.12) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the

Guarantor shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Company or the Guarantor, to any such supplemental indenture may be prepared and executed by the Company and the Guarantor, if such Securities are Guaranteed Securities, the Guarantees of the Guarantor, if applicable, may be duly endorsed thereon, and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such Series.

SECTION 9.07. Subordination Unimpaired. This Indenture may not be amended at any time to alter the subordination, as provided herein, of any of the Securities then Outstanding without the written consent of each holder of Senior Debt then outstanding that would be adversely affected thereby.

ARTICLE TEN—COVENANTS

SECTION 10.01. Payment of Principal, Premium or Make-Whole Amount, if any, and Interest, if any. The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on the Securities of that Series in accordance with the terms of such Series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any Series of Securities, interest, if any, due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Securities of any Series pursuant to Section 3.01, at the option of the Company (upon written notice to the Trustee), all payments of principal may be paid by check to the registered Holder of the Registered Security or other Person entitled thereto against surrender of such Security.

SECTION 10.02. Maintenance of Office or Agency. If Securities of a Series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any Series of Securities an office or agency where Securities of that Series may be presented or surrendered for payment, where Securities of that Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served. If Securities of a Series are issuable as Bearer Securities, the Company will maintain: (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that Series may be presented or surrendered for payment, where any Registered Securities of that Series may be surrendered for registration of transfer, where Securities of that Series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served and where Bearer Securities of that Series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that Series which is located outside the United States, an office or agency where Securities of that Series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that Series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that Series in any required city located outside the United States, as the case may be, so long as the Securities of that Series are listed on such exchange; and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that Series located outside the United States an office or agency where any Registered Securities of that Series may be surrendered for registration of transfer, where Securities of that Series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that Series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, no payment of principal, premium or Make-Whole Amount or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a Series are payable in Dollars, payment of principal of and any premium or Make-Whole Amount and interest on any Bearer Security shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or Make-Whole Amount, or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more Series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 3.01, with respect to a Series of Securities, the Company hereby designates as a Place of Payment for each Series of Securities, each of (i) the office or agency of the Company in the Borough of Manhattan, The City of New York, and (ii) the Corporate Trust Office of the Trustee (as Paying Agent); and the Company hereby initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city; and the Company hereby initially appoints as its agent to receive all such presentations, surrenders, notices and demands each of the Trustee, at its Corporate Trust Office.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any Series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such Series of Securities, or as so required, at least one exchange rate agent (of which it shall give written notice to the Trustee).

SECTION 10.03. Money for Securities Payments to Be Held in Trust. If the Company or the Guarantor shall at any time act as its own Paying Agent with respect to any Series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest, if any, on any of the Securities of that Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company or the Guarantor, as the case may be, shall have one or more Paying Agents for any Series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest, if any, on any Securities of that Series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or Make-Whole Amount, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Company of the Guarantor, as the case may be, will promptly notify the Trustee of its action or failure so to act.

The Company or the Guarantor, as the case may be, will cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium or Make-Whole Amount, if any) or interest, if any, on the Securities of that Series; and

(3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company or the Guarantor, as the case may be, may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order or Guarantor Order, as applicable, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company of the Guarantor, as the case may be, or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Guarantor, as the case may be, or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any Series, and subject to applicable laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, as the case may be, in trust for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest, if any, on any Security of any Series and remaining unclaimed for 2 years after such principal (and premium or Make-Whole Amount, if any) or interest, if any, has become due and payable shall be paid to the Company or the Guarantor, as the case may be, upon Company Request or Guarantor Request, as applicable, or (if then held by the Company or the Guarantor, as the case may be) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor, as the case may be, for payment of such principal of (and premium or Make-Whole Amount, if any) or interest, if any, on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor, as the case may be, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company or the Guarantor, as the case may be, cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor, as the case may be.

SECTION 10.04. Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by agreement of limited partnership and statute) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 10.05. Maintenance of Properties. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and the Company may take out of service for a period of time, any of its properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from (i)

removing permanently any property that has been condemned or suffered a loss due to casualty based on the Company’s reasonable judgment that such removal is in the best interest of the Company, or (ii) selling or otherwise disposing of their properties for value in the ordinary course of business.

SECTION 10.06. Insurance. The Company will cause each of its and its Subsidiaries’ insurable properties to be insured against loss or damage in an amount deemed reasonable by the Board of Directors with insurers of recognized responsibility.

SECTION 10.07. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.08. Statement as to Compliance. The Company and the Guarantor, in the event that Guaranteed Securities are Outstanding, will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s and the Guarantor’s, as the case may be, compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 10.08, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Company and the Guarantor, as the case may be, shall deliver to the Trustee, as soon as possible and in any event within five Business Days after a Senior Officer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate and Guarantor’s Officers’ Certificate, as applicable, setting forth the details of such Event of Default or default and the action which the Company or the Guarantor proposes to take with respect thereto.

SECTION 10.09. Waiver of Certain Covenants. The Company and the Guarantor, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.04 to 10.08, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such Series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN—REDEMPTION OF SECURITIES

SECTION 11.01. Applicability of Article. Securities of any Series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any Series) in accordance with this Article.

SECTION 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any Series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 11.04 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such Series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 11.03. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any Series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that Series or any integral multiple thereof) of the principal amount of Securities of such Series of a denomination larger than the minimum authorized denomination for Securities of that Series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 11.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.06, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such Series established pursuant to Section 3.01, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 11.06, if any,

(3) if less than all Outstanding Securities of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 11.06, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) that the redemption is for a sinking fund, if such is the case,

(8) that, unless otherwise specified in such notice, Bearer Securities of any Series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such Series and any Paying Agent is furnished,

(9) if Bearer Securities of any Series are to be redeemed and any Registered Securities of such Series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

(10) the CUSIP number of such Security, if any.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest, if any, on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest, if any, on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium or Make-Whole Amount, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 11.07. Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same Series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the depository, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE TWELVE—SINKING FUNDS

SECTION 12.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 3.01 for Securities of such Series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any Series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series.

SECTION 12.02. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a Series, (1) deliver Outstanding Securities of such Series (other than any previously called for redemption) together in the case of any Bearer Securities of such Series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such Series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 12.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any Series, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that Series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE THIRTEEN—REPAYMENT AT THE OPTION OF HOLDERS

SECTION 13.01. Applicability of Article. Repayment of Securities of any Series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such Series established pursuant to Section 3.01) in accordance with this Article.

SECTION 13.02. Repayment of Securities. Securities of any Series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such Series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any Series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 13.03. Exercise of Option. Securities of any Series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the “Option to Elect Repayment” form on the reverse thereof duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (“NASD”), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such Series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the Series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 13.04. When Securities Presented for Repayment Become Due and Payable. If Securities of any Series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified pursuant to

Section 3.01, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 13.02 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest, if any, represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

SECTION 13.05. Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same Series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN—DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01. Applicability of Article: Company’s Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 3.01, provision is made for either or both of (a) defeasance of the Securities of or within a Series under Section 14.02 or (b) covenant defeasance of the Securities of or within a Series under Section 14.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

SECTION 14.02. Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a Series, the Company and the Guarantor (with respect to Guaranteed Securities) shall be deemed to have been discharged from their obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantor (with respect to Guaranteed Securities) shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be Outstanding only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company or the Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company’s obligations with respect to such Securities and the Guarantor’s obligations with respect to Guaranteed Securities under Sections 3.05, 3.06, 10.02 and 10.03 and the Company’s obligations under Section 6.06 hereof (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 14.03 with respect to such Securities and any coupons appertaining thereto.

SECTION 14.03. Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a Series, each of the Company and the Guarantor (with respect to Guaranteed Securities) shall be released from its obligations under Sections 10.04 to 10.09, inclusive, and, if specified pursuant to Section 3.01, its obligations under any other covenant contained herein or in any indenture supplemental hereto, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not Outstanding for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.04 to 10.09, inclusive, or such other covenant, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(4) to 5.01(8), inclusive, or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

SECTION 14.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 14.02 or Section 14.03 to any Outstanding Securities of or within a Series and any coupons appertaining thereto:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, if any, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(6) and 5.01(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) In the case of an election under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from,

or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s option under Section 14.02 or Section 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(h) The payment of amounts payable to the Trustee pursuant to this Indenture shall be paid or provided for to the reasonable satisfaction of the Trustee.

SECTION 14.05. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 in respect of any Outstanding Securities of any Series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium or Make-Whole Amount, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 3.01, if, after a deposit referred to in Section 14.04(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14.04(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 14.04(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article to the contrary notwithstanding, subject to Section 6.06, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE FIFTEEN—MEETINGS OF HOLDERS OF SECURITIES

SECTION 15.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any Series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such Series.

SECTION 15.02. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of any Series for any purpose specified in Section 15.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Securities of any Series shall have requested the Trustee to call a meeting of the Holders of Securities of such Series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such Series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 15.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any Series, a Person shall be (1) a Holder of one or more Outstanding Securities of such Series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such Series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any Series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a Series shall constitute a quorum for a meeting of Holders of Securities of such Series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a Series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such Series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such Series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than 5 days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at such meeting; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a Series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that Series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any Series duly held in accordance with this Section shall be binding on all the Holders of Securities of such Series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Securities of any Series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such Series and one or more additional Series:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the principal amount of the Outstanding Securities of such Series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 15.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a Series in regard to proof of the holding of Securities of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series represented at the meeting.

(c) At any meeting each Holder of a Security of such Series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such Series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such Series or proxy.

(d) Any meeting of Holders of Securities of any Series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 15.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any Series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such Series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such Series held or represented by them. The permanent chairman of the meeting shall appoint 2 inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE SIXTEEN—GUARANTEE

SECTION 16.01. The Guarantee. The Guarantee set forth in this Article Sixteen shall only be in effect with respect to Securities of a Series to the extent such Guarantee is made applicable to such Series in accordance with Section 3.01. The Guarantor hereby unconditionally guarantees to each Holder of a Guaranteed Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, such Guaranteed Security, whether at Stated Maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Guaranteed Security and this Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest or any additional amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Guaranteed Security or this Indenture, any failure to enforce the provisions of any Guaranteed Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Guaranteed Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or impose or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Guaranteed Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts required with respect to, the Guaranteed Securities and the complete performance of all other payment obligations contained in the Guaranteed Securities.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Guaranteed Security, in whole or in part, is rescinded or must otherwise be repaid to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company, the Guarantor or otherwise.

The Guarantor shall be subrogated to all rights of the Holder of any Guaranteed Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts required with respect to, all Guaranteed Securities shall have been paid in full.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE SEVENTEEN—SUBORDINATION OF SECURITIES

SECTION 17.01. Securities Subordinate to Senior Debt.

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

SECTION 17.02. Payment Over of Proceeds Upon Dissolution, Etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up event.

In the event that, notwithstanding the foregoing provisions of this Section 16.02, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Security receives for purposes of this Section.

For purposes of this Article Seventeen only, the words “cash, property or securities” shall not be deemed to include Capital Stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article Seventeen. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 16.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 17.03. Prior Payment to Senior Debt upon Acceleration of Securities.

In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 12.02 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 16.02 would be applicable.

SECTION 17.04. No Payment When Senior Debt in Default.

(a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 12.02 Securities which have been acquired (upon redemption or otherwise) prior to such default in Payment or event of default.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 16.02 would be applicable.

SECTION 17.05. Payment Permitted in Certain Situations.

Nothing contained in this Article Seventeen or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 16.02 or under the conditions described in Section 16.03 or 16.04, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article Seventeen.

SECTION 17.06. Subrogation to Rights of Holders of Senior Debt.

Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article Seventeen (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Seventeen, and no payments over pursuant to the provisions of this Article Seventeen to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 17.07. Provisions Solely to Define Relative Rights.

The provisions of this Article Seventeen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Article Seventeen or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article Seventeen of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Seventeen of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 17.08. Trustee to Effectuate Subordination.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Seventeen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 17.09. No Waiver of Subordination Provisions.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Seventeen or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 17.10. Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to this Article Seventeen. Notwithstanding the provisions of this Article Seventeen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.12, shall be entitled in all respects to assume that no such facts exist.

Subject to the provisions of Section 6.12, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Seventeen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 17.11. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article Seventeen, the Trustee, subject to the provisions of Section 6.12, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seventeen.

SECTION 17.12. Trustee Not Fiduciary for Holders of Senior Debt.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Seventeen or otherwise.

SECTION 17.13. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Seventeen with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.

SECTION 17.14. Articles Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article Seventeen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 16.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

[Signatures follow on Next Page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BOSTON PROPERTIES, INC.

By:
Name:
Title:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its general partner

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF REDEEMABLE OR NON-REDEEMABLE SUBORDINATED SECURITY

[Face of Security]

[If the Holder of this Security (as indicated below) is The Depository Trust Company (“DTC”) or a nominee of DTC, this Security is a Global Security and the following two legends apply:

Unless this Security is presented by an authorized representative of The Depository Trust Company a New York corporation (“DTC”) to the Company or its agent for registration of transfer, exchange or payment, and such Security issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until this Security is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.]

[If this Security is an Original Issue Discount Security, insert—FOR PURPOSES OF SECTION 1273 and 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS     % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                 , 20     [AND] THE YIELD TO MATURITY IS     %. [THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                 , 20     TO                , 20    , IS     % OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]

BOSTON PROPERTIES, INC.

[Designation of Series]

No.	$

CUSIP No.

BOSTON PROPERTIES, INC., a Delaware limited partnership (herein referred to as the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                      or registered assigns the principal sum of              Dollars on                      (the “Stated Maturity Date”) [or insert date fixed for earlier redemption (the “Redemption Date,” and together with the Stated Maturity Date with respect to principal repayable on such date, the “Maturity Date.”)]

[If the Security is to bear interest prior to Maturity, insert—and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid

or duly provided for, semi-annually on                      and                      in each year (each, an “Interest Payment Date”), commencing                     , at the rate of     % per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the              or              (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company’s option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

[If the Security is not to bear interest prior to Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[If applicable, insert—This Security is a Guaranteed Security within the meaning of the Indenture.]

The principal of this Security payable on the Stated Maturity Date [or the principal of, premium or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date] will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including             , if no interest has been paid on this Security) to but

excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be.] If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below, principal, premium or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be.] “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to close.

[If this Security is a Global Security, insert—All payments of principal, premium or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, [if applicable, insert – each of] the Company [if applicable insert – and the Guarantor have] [has] caused this instrument to be duly executed under its facsimile seal.

Dated:

BOSTON PROPERTIES, INC.

By:
Name:
Title:

Attest:

Secretary

[Reverse of Security]

BOSTON PROPERTIES, INC.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture, dated as of                     , [            ] (herein called the “Indenture”) among the Company, Boston Properties Limited Partnership, as Guarantor (herein called the “Guarantor,” which term includes any successor guarantor under the Indenture) in respect of any Guaranteed Securities, and                     , as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized Series of Securities designated on the face hereof (collectively, the “Securities”), [if applicable, insert—and the aggregate principal amount of the Securities to be issued under such Series is limited to $             (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities).] All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

[If applicable, insert—The Securities may not be redeemed prior to the Stated Maturity Date.]

[If applicable, insert—The Securities are subject to redemption [ (l) (If applicable, insert—on                  in any year commencing with the year              and ending with the year              through operation of the sinking fund for this Series at a Redemption Price equal to 100% of the principal amount, and (2) ] [If applicable, insert—at any time [on or after             ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed on or before             ,     % and if redeemed during the 12-month period beginning              of the years indicated at the Redemption Prices indicated below.

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [If applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—The Securities are subject to redemption (1) on              in any year commencing with the year              and ending with the year              through operation of the sinking fund for this Series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning              of the years indicated,

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—Notwithstanding the foregoing, the Company may not, prior to             , redeem any Securities as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[If applicable, insert—The sinking fund for the Securities provides for the redemption on              in each year, beginning with the year              and ending with the year             , of [not less than] $            ] [(“mandatory sinking fund”) and not more than $            ] aggregate principal amount of the Securities. [The Securities acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Company covenants and agrees, and each holder of a Security, by his acceptance thereof, likewise covenants and agrees, that to the extent and in the manner set forth in Article Seventeen of the Indenture, the indebtedness represented by the Securities and the payment of principal (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company or the Guarantor, as the case may be, with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any Series to waive, on behalf of all of the Holders of Securities of such Series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Securities of this Series are issuable only in registered form [without coupons] in denominations of $             and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[As applicable, insert – This Security is [not] a Guaranteed Security within the meaning of, and [is not] subject to the provisions applicable to Boston Properties Limited Partnership, as Guarantor [thereof] contained in, the Indenture. [Reference is made to Article Sixteen of the Indenture and to the Guarantee endorsed on this Security for a statement of the respective rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.]]

No Holder shall have any recourse under or upon any obligation, covenant or agreement contained in the Indenture, or any indenture supplemental thereto, or this Security, or because of any indebtedness evidenced thereby, including the payment of the principal of or premium or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, against any past, present or future stockholder or any employee, officer, director or agent, as such, of the Company or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each Holder hereof, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waives and releases all such liability by accepting this Security. The waiver and release are part of the consideration for the issue of the Security.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

EXHIBIT B

FORM OF GUARANTEE

For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Security the cash payments in United States dollars of principal of and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Security, if lawful, and the payment of all other obligations of the Company under the Indenture or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Sixteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Sixteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of             ,             , by and among Boston Properties, Inc., the undersigned and The Bank of New York Trust Company, N.A., as Trustee, as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of this Security and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

This Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be duly executed.

Dated:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its general partner

By:
Name:
Title:

B-1

EXHIBIT C

FORMS OF CERTIFICATION

EXHIBIT C-1

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED

TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST

PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Boston Properties Limited Partnership or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex or by telecopy on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$    ] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:             ,

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signature)
Name:
Title:

EXHIBIT C-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR

AND CLEARSTREAM IN CONNECTION WITH THE EXCHANGE OF

A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO

OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$ ] principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Boston Properties Limited Partnership or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “Possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Euroclear Bank S.A./N.V., as Operator of the Euroclear System] [Clearstream Banking Luxembourg]

By:

C-5